Exhibit 99.2





                                   CERTIFICATE
                                 furnished under
                 Section 906 of the Sarbanes-Oxley Act of 2002.

     I, Warner L. Baxter, chief financial officer of Ameren Energy Generating Company, hereby certify that to the best of my knowledge, the accompanying
Report of Ameren Energy Generating Company on Form 10-K for the fiscal year ended December 31, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of Ameren Energy Generating Company.



                                                  /s/ Warner L. Baxter
                                                  ------------------------------
                                                  Warner L. Baxter
                                                  Chief Financial Officer

Date:  March 28, 2003



A signed original of this written statement required by Section 906 has been provided to Ameren Energy Generating Company and will be retained by Ameren
Energy Generating Company and furnished to the Securities and Exchange Commission or its staff upon request.